UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Moody’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3998945
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

1-14037

(Commission File Number)

7 World Trade Center

250 Greenwich Street, New York, N.Y. 10007

(Address of Principal Executive Offices, including Zip Code)

(212) 553-0300

(Registrant’s Telephone Number, including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.75% Senior Notes Due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-190259

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Moody’s Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated February 27, 2015 (the “Prospectus Supplement”) to a prospectus dated July 30, 2013 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-190259), which was filed with the SEC on July 31, 2013.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant registers hereunder €500,000,000 aggregate principal amount of 1.75% Senior Notes Due 2027 (the “Notes”) issued by the Registrant. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Prospectus dated July 30, 2013 (Registration No. 333-190259), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated February 27, 2015, filed by the Registrant with the SEC on March 3, 2015. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 19, 2010, by and among Moody’s Corporation as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of the Registrant, file number 1-14037, filed with the SEC on August 19, 2010).

4.2	Fifth Supplemental Indenture, dated as of March 9, 2015, by and among Moody’s Corporation, as issuer, Wells Fargo Bank, National Association, as trustee, Elavon Financial Services Limited, UK Branch, as paying agent and transfer agent, and Elavon Financial Services Limited, as registrar (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2015).

4.3	Agency Agreement, dated March 9, 2015, between the Company, Wells Fargo Bank, National Association, as trustee and Elavon Financial Services Limited, UK Branch as paying agent and transfer agent and Elavon Financial Services Limited as registrar (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2015).

99.1	Prospectus dated July 30, 2013, and Supplemental Prospectus dated February 27, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on March 3, 2015 (Registration No. 333-190259)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

MOODY’S CORPORATION

By:	/s/ John J. Goggins
Name:	John J. Goggins
Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of August 19, 2010, by and among Moody’s Corporation as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of the Registrant, file number 1-14037, filed with the SEC on August 19, 2010).

4.2	Fifth Supplemental Indenture, dated as of March 9, 2015, by and among Moody’s Corporation, as issuer, Wells Fargo Bank, National Association, as trustee, Elavon Financial Services Limited, UK Branch, as paying agent and transfer agent, and Elavon Financial Services Limited, as registrar (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2015).

4.3	Agency Agreement, dated March 9, 2015, between the Company, Wells Fargo Bank, National Association, as trustee and Elavon Financial Services Limited, UK Branch as paying agent and transfer agent and Elavon Financial Services Limited as registrar (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2015).

99.1	Prospectus dated July 30, 2013, and Supplemental Prospectus dated February 27, 2015, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on March 3, 2015 (Registration No. 333-190259)).